   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 1997
                                                               FILE NO. 811-6421
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A


REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940
      AMENDMENT NO. 6                                            [X]


             VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND

        (EXACT NAME OF REGISTRANT AS SPECIFIED IN DECLARATION OF TRUST)


                               ONE PARKVIEW PLAZA
                           OAKBROOK TERRACE, IL 60181
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (630) 684-6000



                             RONALD A. NYBERG, ESQ.


            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

                       VAN KAMPEN AMERICAN CAPITAL, INC.
                               ONE PARKVIEW PLAZA
                           OAKBROOK TERRACE, IL 60181
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                             ---------------------

                                   COPIES TO:

                             WAYNE W. WHALEN, ESQ.


                              THOMAS A. HALE, ESQ.


                SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)

                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 407-0700

================================================================================

                                     PART A

                      INFORMATION REQUIRED IN A PROSPECTUS

Items 1, 2, 3 and 5A of Part A are omitted pursuant to Item F.4. of the General Instructions to Form N-1A.


     This Prospectus, which incorporates by reference the entire Statement of Additional Information, concisely sets forth certain information about the Fund that a prospective shareholder should know before investing in the Fund. Shareholders should read this Prospectus carefully and retain it for future reference. A copy of the Statement of Additional Information may be obtained without charge by calling (800) 421-5666 or for Telecommunications Device for the Deaf at (800) 772-8889. The Statement of Additional Information has been filed with the Securities and Exchange Commission ("SEC") and is available along with other related Fund materials at the SEC's internet web site (http://www.sec.gov).



     This Prospectus is dated February 28, 1997.


ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.


     (a) (i) Van Kampen American Capital Small Capitalization Fund, formerly known as American Capital Small Capitalization Fund, Inc. (the "Fund"), is a diversified, open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"). The Fund was originally incorporated in Maryland on August 28, 1991 and was reorganized as a business trust under the laws of Delaware on August 25, 1995.



         (ii) The Fund's investment objective is to approximate the performance of the small capitalization sector of the equities market by investing primarily in common stocks of small capitalization companies. The Fund may also invest in money market obligations such as government securities, certificates of deposit and commercial paper and may enter into repurchase agreements. It may also enter into futures contracts and options thereon.



              The Fund has been created and is managed to provide a convenient vehicle for the publicly offered funds distributed by Van Kampen American Capital Distributors, Inc. for which Van Kampen American Capital Asset Management, Inc. (the "Adviser") and Van Kampen American Capital Investment Advisory Corp. (the "VK Adviser") serve as investment advisers or sub-advisers to participate conveniently and economically in the "small capitalization" sector of the equity securities market. To this end, it invests in a broadly diversified selection of stocks of companies that have relatively small capitalization.



              The Adviser views companies with market capitalization smaller than the 500 companies with the largest market capitalization as being "small capitalization" companies.


     (b) INAPPLICABLE

     (c) INAPPLICABLE

ITEM 5. MANAGEMENT OF THE FUND.

     (a) The business and affairs of the Fund are managed under the direction of the Board of Trustees of the Fund. Subject to the Trustees' authority, the Adviser determines the investment of the Fund's assets, provides administrative services and manages the Fund's business and affairs.


     (b) Van Kampen American Capital Asset Management, Inc. serves as investment adviser to the Fund.



        The Adviser is a wholly-owned subsidiary of Van Kampen American Capital, Inc. ("Van Kampen American Capital"). Van Kampen American Capital is a diversified asset management company with more than two million retail investor accounts, extensive capabilities for managing institutional portfolios, and more than $57 billion under management or supervision. Van Kampen American Capital's more than 40 open-end and 38 closed-end funds and more than 2,500 unit investment trusts are professionally distributed by leading financial advisers nationwide.

        Van Kampen American Capital is a wholly-owned subsidiary of VK/AC Holding, Inc. VK/AC Holding, Inc. is a wholly-owned subsidiary of MSAM Holdings II, Inc. which, in turn, is a wholly-owned subsidiary of Morgan Stanley Group Inc. The Adviser's principal office is located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.



        Morgan Stanley Group Inc. and various of its directly or indirectly owned subsidiaries, including Morgan Stanley & Co. Incorporated, a registered broker-dealer and investment adviser, and Morgan Stanley International, are engaged in a wide range of financial services. Their principal businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring and other corporate finance advisory activities; merchant banking; stock brokerage and research services; asset management; trading of futures, options, foreign exchange, commodities and swaps (involving foreign exchange, commodities, indices and interest rates); real estate advice, financing and investing; and global custody, securities clearance services and securities lending.



        On February 5, 1997, Morgan Stanley Group Inc. and Dean Witter, Discover & Co. announced that they had entered into an Agreement and Plan of Merger to form a new company to be named Morgan Stanley, Dean Witter, Discover & Co. Subject to certain conditions being met, it is currently anticipated that the transaction will close in mid-1997. Thereafter, Van Kampen American Capital Asset Management, Inc. will be an indirect subsidiary of Morgan Stanley, Dean Witter, Discover & Co.



        Dean Witter, Discover & Co. is a financial services company with three major businesses: full service brokerage, credit services and asset management of more than $100 billion in customer accounts.


        The Fund retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. Under an investment advisory agreement between the Adviser and the Fund (the "Advisory Agreement"), the Adviser provides these services to the Fund without cost, but the Fund pays its own expenses including reimbursement of the Adviser for the cost of the Fund's accounting services, which include maintaining its financial books and records and calculating its daily net asset value.


     (c) John Cunniff and David Walker are primarily responsible for the day-to-day management of the Fund's portfolio. Mr. Cunniff is a Vice President of the Adviser and has been employed by the Adviser since October 1995. Prior to that time, Mr. Cunniff was Vice President, Portfolio Manager at Templeton Quantitative Advisors. Since October 1995, Mr. Cunniff has been a Vice President of the VK Adviser. Mr. Walker is an Assistant Vice President of the Adviser and has been employed by the Adviser as a quantitative analyst for the past five years. Since June 1995, Mr. Walker has been an Assistant Vice President of the VK Adviser.


     (d) INAPPLICABLE


     (e) ACCESS Investor Services, Inc. ("ACCESS"), P.O. Box 418256, Kansas City, Missouri 64141-9256, serves as shareholder service agent for the Fund. ACCESS, a wholly-owned subsidiary of Van Kampen American Capital, provides these services at cost plus a profit.



     (f) The Fund's total expense ratio for its most recent fiscal year as a percentage of average net assets was 0.10%.


     (g) INAPPLICABLE

ITEM 5A. MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

     Information contained in Annual Report.

ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

     (a) The holders of Registrant's shares of beneficial interest will have equal rights to participate in distributions made by the Fund, equal rights to the Fund's assets upon dissolution and equal voting rights; the Fund does not allow cumulative voting. Shares may be redeemed at any time at net asset value with no charge.


     (b) The Fund's shares are offered and sold only to publicly offered funds distributed by Van Kampen American Capital Distributors, Inc. and advised or subadvised by the Adviser or the VK Adviser. In the event any of such publicly offered funds owned more than 25% of the outstanding shares of the Fund, such publicly offered fund would be deemed to control the Fund within the meaning of the 1940 Act. As of February 19, 1997, Van Kampen American Capital Pace Fund and Common Sense Growth Fund owned beneficially and of record approximately 44% and 53%, respectively, of the outstanding shares of the Fund, and therefore, may be deemed to control the Fund. Van Kampen American Capital Pace Fund is a Delaware business trust and Common Sense Growth Fund is a series of the Common Sense Trust, a Massachusetts business trust. Both trusts are located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.


     (c) INAPPLICABLE

     (d) INAPPLICABLE


     (e) Inquiries regarding the Fund or its shares should be made to the Fund's Secretary, Ronald A. Nyberg, at One Parkview Plaza, Oakbrook Terrace, IL 60181.


     (f) The Fund makes annual distributions of net investment income. The Fund distributes realized capital gains to shareholders annually.


     (g) The Fund intends to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As such, the Fund will distribute all of its net income and capital gains to its shareholders and such distributions will generally be taxable as such to its shareholders; while shareholders may be proportionately liable for taxes on income and gains of the Fund, shareholders not subject to tax on their income will not be required to pay tax on amounts distributed to them; the Fund will inform its shareholders of the amount and nature of such income and gains distributed.


     (h) INAPPLICABLE

ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.

     (a) INAPPLICABLE

     (b) Shares of the Fund are offered to eligible purchasers based on the next calculation of a net asset value, which is determined as described under
        Item 8(a) below, after the order is placed. There is no sales charge on the sale of Fund shares.

     (c) INAPPLICABLE

     (d) INAPPLICABLE

     (e) There is no continuing fee paid out of Fund assets to any dealer or any persons who may be advising shareholders regarding the purchase, sale or retention of Fund shares.

     (f) INAPPLICABLE


     (g) INAPPLICABLE


ITEM 8. REDEMPTION OR REPURCHASE.

     (a) Shareholders may redeem shares at net asset value at any time without charge by submitting a written request in proper form to ACCESS at P.O. Box 418256, Kansas City, Missouri 64141-9256.

        The net asset value per share is determined as of 2:00 p.m. eastern time on each day on which the New York Stock Exchange (the "Exchange") is open or such earlier time as determined by the Trustees when the Exchange closes before 4:00 p.m. eastern time.

        The net asset value per share is determined using prices as of 2:00 p.m. eastern time and (i) valuing securities listed or traded on a national securities exchange at the last reported sale price, or if there has been no sale that day, at the last reported bid price, (ii) valuing options at the last sale price, or if there has been no sale that day, at the mean between the bid and asked prices, (iii) valuing over-the-counter securities for which the last sale price is available from the National Association of Securities Dealers Automated Quotations ("NASDAQ") at that price, (iv) valuing all other over-the-counter securities for which market quotations are available at the most recent bid quotation supplied by NASDAQ or broker-dealers, and (v) valuing any securities for which market quotations are not readily available, and any other assets as fair value as determined in good faith by the Trustees of the Fund; for these purposes "last price" means the last price reported at or before 2:00 p.m. eastern time. The Fund reserves the right to redeem in kind.

     (b) INAPPLICABLE

     (c) INAPPLICABLE


     (d) Payment for shares redeemed may be postponed or the right of redemption suspended as provided by rules of the SEC.


ITEM 9. PENDING LEGAL PROCEEDINGS.

     INAPPLICABLE

                                     PART B

         INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

ITEM 10. COVER PAGE


     Van Kampen American Capital Small Capitalization Fund (the "Fund") is a diversified open-end management investment company.



     This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Fund's prospectus (the "Prospectus") dated as of the same date as this Statement of Additional Information. This Statement of Additional Information does not include all of the information a prospective investor should consider before purchasing shares of the Fund. Investors should obtain and read the Prospectus prior to purchasing shares of the Fund. A Prospectus may be obtained without charge by writing or calling Van Kampen American Capital Distributors, Inc. at One Parkview Plaza, Oakbrook Terrace, Illinois 60181 at (800) 421-5666.



     This Statement of Additional Information is dated February 28, 1997.


ITEM 11. TABLE OF CONTENTS.


                                                                          PAGE
                                                                          ----
          General Information and History.............................     B-1
          Investment Objectives and Policies..........................     B-1
          Management of the Fund......................................     B-3
          Control Persons and Principal Holders of Securities.........    B-10
          Investment Advisory and Other Services......................    B-11
          Brokerage Allocation and Other Practices....................    B-12
          Capital Stock and Other Securities..........................    B-13
          Purchase, Redemption and Pricing of Securities Being
          Offered.....................................................    B-13
          Tax Status..................................................    B-14
          Underwriters................................................    B-14
          Calculation of Performance Data.............................    B-14
          Report of Independent Accountants...........................    B-14
          Financial Statements........................................    B-15
          Notes to Financial Statements...............................    B-30


ITEM 12. GENERAL INFORMATION AND HISTORY.

     See Item 4.


     The Fund and Van Kampen American Capital Asset Management, Inc., (the "Adviser") have adopted Codes of Ethics designed to recognize the fiduciary relationship between the Fund and the Adviser and its employees. The Codes permit directors, trustees, officers and employees to buy and sell securities for their personal accounts subject to certain restrictions. Persons with access to certain sensitive information are subject to preclearance and other procedures designed to prevent conflicts of interest.


ITEM 13. INVESTMENT OBJECTIVES AND POLICIES.

     (a) See Item 4.


     (b) The Fund has adopted certain investment restrictions which may be altered or rescinded only with the approval by the vote of a majority of its outstanding voting shares, which is defined by the Investment Company act of 1940, as amended (the "1940 Act"), as the lesser of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. These restrictions provide that the Fund shall not:



        (1) Issue senior securities within the meaning of the 1940 Act;


        (2) Purchase securities on margin, except that the Fund may obtain such short term credits as may be necessary for the clearance of purchases and sales of securities. The deposit or payment by the Fund of an initial or maintenance margin in connection with futures contracts or related option transactions is not considered the purchase of a security on margin;

        (3) Sell securities short, except to the extent that the Fund contemporaneously owns or has the right to acquire at no additional cost securities identical to those sold short;


        (4) Borrow money, except that the Fund may borrow from banks to meet redemptions or for other temporary or emergency purposes, with such borrowing not to exceed 5% of the total assets of the Fund at market value at the time of the borrowing. Any such borrowing may be secured provided that not more than 10% of the total assets of the Fund at market value at the time of the pledging may be used as security for such borrowings;


        (5) Underwrite the securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 by virtue of disposing of portfolio securities;

        (6) Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, except that this restriction shall not apply to securities issued by the United States Government, its agencies or instrumentalities;


        (7) Invest more than 5% of its total assets at market value at the time of purchase in the securities of any one issuer (other than obligations of the United States Government, its agencies or instrumentalities) or purchase more than 10% of the outstanding voting securities of any one issuer;


        (8) Invest in real estate or real estate mortgage loans, except that the Fund may purchase securities secured by real estate or interests therein;

        (9) Purchase or sell commodities or commodity contracts, except that the Fund may purchase, hold and sell listed futures contracts.

        An additional fundamental policy provides that, under normal circumstances, at least 80% of the Fund's total assets will be invested in securities of companies with market capitalization no greater than that of the company whose market capitalization ranks 500th among publicly traded U.S. common stocks.

     (c) INAPPLICABLE

     (d) INAPPLICABLE

ITEM 14. MANAGEMENT OF THE FUND.


     The tables below list the trustees and officers of the Trust (of which the Fund is a separate series) and their principal occupations for the last five years and their affiliations, if any, with Van Kampen American Capital Investment Advisory Corp. (the "VK Adviser"), Van Kampen American Capital Asset Management, Inc. (the "AC Adviser"), Van Kampen American Capital Distributors, Inc. (the "Distributor"), Van Kampen American Capital, Inc. ("Van Kampen American Capital"), VK/AC Holding, Inc. or ACCESS Investor Services, Inc. ("ACCESS"). For purposes hereof, the terms "Van Kampen American Capital Funds" or "Fund Complex" includes each of the open-end investment companies advised by the VK Adviser and each of the open-end investment companies advised by the AC Adviser (excluding the Van Kampen American Capital Exchange Fund and the Common Sense Trust).


                                    TRUSTEES


                                                            PRINCIPAL OCCUPATIONS OR
          NAME, ADDRESS AND AGE                            EMPLOYMENT IN PAST 5 YEARS
          ---------------------                            --------------------------
J. Miles Branagan.........................  Co-founder, Chairman, Chief Executive Officer and
1632 Morning Mountain Road                  President of MDT Corporation, a company which develops
Raleigh, NC 27614                           manufactures, markets and services medical and scientific
  Date of Birth: 07/14/32                   equipment. Trustee of each of the Van Kampen American
                                            Capital Funds.
Linda Hutton Heagy........................  Managing Partner, Paul Ray Berndtson, an executive
10 South Riverside Plaza                    recruiting and management consulting firm. Formerly,
Suite 720                                   Executive Vice President of ABN AMRO, N.A., a Dutch bank
Chicago, IL 60606                           holding company. Prior to 1992, Executive Vice President
  Date of Birth: 06/03/49                   of La Salle National Bank. Trustee of each of the Van
                                            Kampen American Capital Funds.
R. Craig Kennedy..........................  President and Director, German Marshall Fund of the
11 DuPont Circle, N.W.                      United States. Formerly, advisor to the Dennis Trading
Washington, D.C. 20036                      Group Inc. Prior to 1992, President and Chief Executive
  Date of Birth: 02/29/52                   Officer, Director and member of the Investment Committee
                                            of the Joyce Foundation, a private foundation. Trustee of
                                            each of the Van Kampen American Capital Funds.
Dennis J. McDonnell*......................  President, Chief Operating Officer and a Director of the
One Parkview Plaza                          VK Adviser, the AC Adviser, Van Kampen American Capital
Oakbrook Terrace, IL 60181                  Advisors, Inc. and Van Kampen American Capital
  Date of Birth: 05/20/42                   Management, Inc. Executive Vice President and a Director
                                            of VK/AC Holding, Inc. and Van Kampen American Capital.
                                            President and Director of Van Kampen Merritt Equity
                                            Advisors Corp. Director of Van Kampen Merritt Equity
                                            Holdings Corp. Director of McCarthy, Crisanti & Maffei,
                                            Inc. Prior to September 1996, Chief Executive Officer of
                                            McCarthy, Crisanti & Maffei, Inc. and Chairman and
                                            Director of MCM Asia Pacific Company, Limited. Prior to
                                            July 1996, President, Chief Operating Officer and Trustee
                                            of VSM Inc. and VCJ Inc. President, Chief Executive
                                            Officer and Trustee of each of the Van Kampen American
                                            Capital Funds. President, Chairman of the Board and
                                            Trustee of other investment companies advised by the VK
                                            Adviser. Executive Vice President of other investment
                                            companies advised by the AC Adviser.

                                                            PRINCIPAL OCCUPATIONS OR
          NAME, ADDRESS AND AGE                            EMPLOYMENT IN PAST 5 YEARS
          ---------------------                            --------------------------
Jack E. Nelson............................  President of Nelson Investment Planning Services, Inc., a
423 Country Club Drive                      financial planning company and registered investment
Winter Park, FL 32789                       adviser. President of Nelson Investment Brokerage
  Date of Birth: 02/13/36                   Services Inc., a member of the National Association of
                                            Securities Dealers, Inc. ("NASD") and Securities
                                            Investors Protection Corp. ("SIPC"). Trustee of each of
                                            the Van Kampen American Capital Funds.
Jerome L. Robinson........................  President of Robinson Technical Products Corporation, a
115 River Road                              manufacturer and processor of welding alloys, supplies
Edgewater, NJ 07020                         and equipment. Director of Pacesetter Software, a
  Date of Birth: 10/10/22                   software programming company specializing in white collar
                                            productivity. Director of Panasia Bank. Trustee of each
                                            of the Van Kampen American Capital Funds.
Fernando Sisto............................  George M. Bond Chaired Professor and, prior to 1995, Dean
155 Hickory Lane                            of Graduate School and Chairman, Department of Mechanical
Closter, NJ 07624-2322                      Engineering, Stevens Institute of Technology. Director of
  Date of Birth: 08/02/24                   Dynalysis of Princeton, a firm engaged in engineering
                                            research. Trustee of each of the Van Kampen American
                                            Capital Funds.
Wayne W. Whalen*..........................  Partner in the law firm of Skadden, Arps, Slate, Meagher
333 West Wacker Drive                       & Flom (Illinois), legal counsel to the Van Kampen
Chicago, IL 60606                           American Capital Funds, The Explorer Institutional Trust
  Date of Birth: 08/22/39                   and the closed-end investment companies advised by the VK
                                            Adviser. Trustee of each of the Van Kampen American
                                            Capital Funds, The Explorer Institutional Trust and the
                                            closed-end investment companies advised by the VK
                                            Adviser.


---------------


 * Such trustees are "interested persons" (within the meaning of Section 2(a)(19) of the 1940 Act). Mr. McDonnell is an interested person of the VK Adviser, the AC Adviser and the Fund by reason of his positions with the VK Adviser and the AC Adviser. Mr. Whalen is an interested person of the Fund by reason of his firm acting as legal counsel to the Fund.

                                    OFFICERS


     The address for Curtis W. Morell, Alan T. Sachtleben, Paul R. Wolkenberg, Tanya M. Loden, Huey P. Falgout, Jr. and Robert Sullivan is 2800 Post Oak Blvd., Houston, TX 77056. The address for Peter W. Hegel, Ronald A. Nyberg, Edward C. Wood III, John L. Sullivan, Nicholas Dalmaso, Scott E. Martin, Weston B. Wetherell and Steven M. Hill is One Parkview Plaza, Oakbrook Terrace, IL 60181.



                                     POSITIONS AND                     PRINCIPAL OCCUPATIONS
        NAME AND AGE               OFFICES WITH FUND                    DURING PAST 5 YEARS
        ------------               -----------------                   ---------------------

Peter W. Hegel..............  Vice President                Executive Vice President of the VK Adviser,
  Date of Birth: 06/25/56                                   AC Adviser, Van Kampen American Capital
                                                            Management, Inc. and Van Kampen American
                                                            Capital Advisors, Inc. Prior to September
                                                            1996, Director of McCarthy, Crisanti &
                                                            Maffei, Inc. Prior to July 1996, Director
                                                            of VSM Inc. Vice President of each of the
                                                            Van Kampen American Capital Funds and other
                                                            investment companies advised by the VK
                                                            Adviser and the AC Adviser.

Curtis W. Morell............  Vice President and Chief      Senior Vice President of the VK Adviser and
  Date of Birth: 08/04/46     Accounting Officer            the AC Adviser. Vice President and Chief
                                                            Accounting Officer of each of the Van
                                                            Kampen American Capital Funds and other
                                                            investment companies advised by the VK
                                                            Adviser and AC Adviser.

Ronald A. Nyberg............  Vice President and Secretary  Executive Vice President, General Counsel
  Date of Birth: 07/29/53                                   and Secretary of Van Kampen American
                                                            Capital and VK/AC Holding, Inc. Executive
                                                            Vice President, General Counsel and a
                                                            Director of the Distributor, the VK
                                                            Adviser, the AC Adviser, Van Kampen
                                                            American Capital Management, Inc., Van
                                                            Kampen Merritt Equity Advisors Corp. and
                                                            Van Kampen Merritt Equity Holdings Corp.
                                                            Executive Vice President, General Counsel
                                                            and Assistant Secretary of Van Kampen
                                                            American Capital Advisors, Inc., American
                                                            Capital Contractual Services, Inc., Van
                                                            Kampen American Capital Exchange
                                                            Corporation, Van Kampen American Capital
                                                            Services, Inc. and ACCESS. Executive Vice
                                                            President, General Counsel, Assistant
                                                            Secretary and Director of Van Kampen
                                                            American Capital Trust Company. Director of
                                                            ICI Mutual Insurance Co., a provider of
                                                            insurance to members of the Investment
                                                            Company Institute. Prior to September 1996,
                                                            General Counsel of McCarthy, Crisanti &
                                                            Maffei, Inc. Prior to July 1996, Executive
                                                            Vice President and General Counsel of VSM
                                                            Inc. and VCJ Inc. Vice President and
                                                            Secretary of each of the Van Kampen
                                                            American Capital Funds and other investment
                                                            companies advised by the VK Adviser and AC
                                                            Adviser.

                                     POSITIONS AND                     PRINCIPAL OCCUPATIONS
        NAME AND AGE               OFFICES WITH FUND                    DURING PAST 5 YEARS
        ------------               -----------------                   ---------------------

Alan T. Sachtleben..........  Vice President                Executive Vice President of the VK Adviser
  Date of Birth: 04/20/42                                   and Van Kampen American Capital Management,
                                                            Inc. Executive Vice President and a
                                                            Director of the AC Adviser and Van Kampen
                                                            American Capital Advisors, Inc. Vice
                                                            President of each of the Van Kampen
                                                            American Capital Funds and other investment
                                                            companies advised by the VK Adviser and AC
                                                            Adviser.

Paul R. Wolkenberg..........  Vice President                Executive Vice President of VK/AC Holding,
  Date of Birth: 11/10/44                                   Inc., Van Kampen American Capital, the
                                                            Distributor and the AC Adviser. President,
                                                            Chief Executive Officer and a Director of
                                                            Van Kampen American Capital Trust Company
                                                            and ACCESS. Director of American Capital
                                                            Contractual Services, Inc. Vice President
                                                            of each of the Van Kampen American Capital
                                                            Funds and other investment companies
                                                            advised by the VK Adviser and AC Adviser.

Edward C. Wood III..........  Vice President and Chief      Senior Vice President of the VK Adviser,
  Date of Birth: 01/11/56     Financial Officer             the AC Adviser and Van Kampen American
                                                            Capital Management, Inc. Vice President and
                                                            Chief Financial Officer of each of the Van
                                                            Kampen American Capital Funds and other
                                                            investment companies advised by the VK
                                                            Adviser and the AC Adviser.

John L. Sullivan............  Treasurer                     First Vice President of the VK Adviser and
  Date of Birth: 08/20/55                                   the AC Adviser. Treasurer of each of the
                                                            Van Kampen American Capital Funds and other
                                                            investment companies advised by the VK
                                                            Adviser and the AC Adviser.

Tanya M. Loden..............  Controller                    Vice President of the VK Adviser and the AC
  Date of Birth: 11/19/59                                   Adviser. Controller of each of the Van
                                                            Kampen American Capital Funds and other
                                                            investment companies advised by the VK
                                                            Adviser and AC Adviser.

Nicholas Dalmaso............  Assistant Secretary           Assistant Vice President and Senior
  Date of Birth: 03/01/65                                   Attorney of Van Kampen American Capital.
                                                            Assistant Vice President and Assistant
                                                            Secretary of the Distributor, the VK
                                                            Adviser, the AC Adviser and Van Kampen
                                                            American Capital Management, Inc. Assistant
                                                            Vice President of Van Kampen American
                                                            Capital Advisors, Inc. Assistant Secretary
                                                            of each of the Van Kampen American Capital
                                                            Funds and other investment companies
                                                            advised by the VK Adviser and the AC
                                                            Adviser. Prior to May 1992, attorney for
                                                            Cantwell & Cantwell, a Chicago law firm.

                                     POSITIONS AND                     PRINCIPAL OCCUPATIONS
        NAME AND AGE               OFFICES WITH FUND                    DURING PAST 5 YEARS
        ------------               -----------------                   ---------------------
Huey P. Falgout, Jr.........  Assistant Secretary           Assistant Vice President and Senior
  Date of Birth: 11/15/63                                   Attorney of Van Kampen American Capital.
                                                            Assistant Vice President and Assistant
                                                            Secretary of the Distributor, the VK
                                                            Adviser, the AC Adviser, Van Kampen
                                                            American Capital Management, Inc., Van
                                                            Kampen American Capital Advisors, Inc.,
                                                            American Capital Contractual Services,
                                                            Inc., Van Kampen American Capital Exchange
                                                            Corporation and ACCESS. Assistant Secretary
                                                            of each of the Van Kampen American Capital
                                                            Funds and other investment companies
                                                            advised by the VK Adviser and AC Adviser.

Scott E. Martin.............  Assistant Secretary           Senior Vice President, Deputy General
  Date of Birth: 08/20/56                                   Counsel and Assistant Secretary of Van
                                                            Kampen American Capital and VK/AC Holding,
                                                            Inc. Senior Vice President, Deputy General
                                                            Counsel and Secretary of the VK Adviser,
                                                            the AC Adviser, the Distributor, Van Kampen
                                                            American Capital Management, Inc., Van
                                                            Kampen American Capital Advisors, Inc.,
                                                            American Capital Contractual Services,
                                                            Inc., Van Kampen American Capital Exchange
                                                            Corporation, Van Kampen American Capital
                                                            Services, Inc., ACCESS, Van Kampen Merritt
                                                            Equity Advisors Corp. and Van Kampen
                                                            Merritt Equity Holdings Corp. Prior to
                                                            September 1996, Deputy General Counsel and
                                                            Secretary of McCarthy, Crisanti & Maffei,
                                                            Inc. Prior to July 1996, Senior Vice
                                                            President, Deputy General Counsel and
                                                            Secretary of VSM Inc. and VCJ Inc.
                                                            Assistant Secretary of each of the Van
                                                            Kampen American Capital Funds and other
                                                            investment companies advised by the VK
                                                            Adviser and the AC Adviser.

Weston B. Wetherell.........  Assistant Secretary           Vice President, Associate General Counsel
  Date of Birth: 06/15/56                                   and Assistant Secretary of Van Kampen
                                                            American Capital, the VK Adviser, the AC
                                                            Adviser, the Distributor, Van Kampen
                                                            American Capital Management, Inc. and Van
                                                            Kampen American Capital Advisors, Inc.
                                                            Assistant Secretary of each of the Van
                                                            Kampen American Capital Funds and other
                                                            investment companies advised by the VK
                                                            Adviser and the AC Adviser.

Steven M. Hill..............  Assistant Treasurer           Assistant Vice President of the VK Adviser
  Date of Birth: 10/16/64                                   and AC Adviser. Assistant Treasurer of each
                                                            of the Van Kampen American Capital Funds
                                                            and other investment companies advised by
                                                            the VK Adviser and the AC Adviser.

Robert Sullivan..............  Assistant Controller         Assistant Vice President of the VK Adviser and the AC
  Date of Birth: 03/30/33                                   Adviser. Assistant Controller of each of the Van
                                                            Kampen American Capital Funds and other investment
                                                            companies advised by the VK Adviser and the AC
                                                            Adviser.



     Each of the foregoing trustees and officers holds the same position with each of the funds in the Fund Complex. As of December 31, 1995, there were 50 funds in the Fund Complex. Each trustee who is not an affiliated person of the VK Adviser, the AC Adviser, the Distributor or Van Kampen American Capital (each a "Non-Affiliated Trustee") is compensated by an annual retainer and meeting fees for services to the funds in the Fund Complex. Each fund in the Fund Complex provides a deferred compensation plan to its Non-Affiliated Trustees that allows trustees to defer receipt of his or her compensation and earn a return on such deferred amounts based upon the return of the common shares of the funds in the Fund Complex as more fully described below. Each fund in the Fund Complex also provides a retirement plan to its Non-Affiliated Trustees that provides Non-Affiliated Trustees with compensation after retirement, provided that certain eligibility requirements are met as more fully described below.



     The compensation of each Non-Affiliated Trustee includes a retainer by the funds in the Fund Complex advised by the AC Adviser (the "AC Funds") in an amount equal to $35,000 per calendar year, due in four quarterly installments on the first business day of each calendar quarter. The AC Funds pay each Non-Affiliated Trustee a per meeting fee in the amount of $2,000 per regular quarterly meeting attended by the Non-Affiliated Trustee, due on the date of such meeting, plus reasonable expenses incurred by the Non-Affiliated Trustee in connection with his or her services as a trustee. Payment of the annual retainer and the regular meeting fee is allocated among the AC Funds (i) 50% on the basis of the relative net assets of each AC Fund to the aggregate net assets of all the AC Funds and (ii) 50% equally to each AC Fund, in each case as of the last business day of the preceding calendar quarter. Each AC Fund participating in any special meeting of the trustees generally pays each Non-Affiliated Trustee a per meeting fee in the amount of $125 per special meeting attended by the Non-Affiliated Trustee, due on the date of such meeting, plus reasonable expenses incurred by the Non-Affiliated Trustee in connection with his or her services as a trustee, provided that no compensation will be paid in connection with certain telephonic special meetings.



     The trustees approved an aggregate compensation cap with respect to funds in the Fund Complex of $84,000 per Non-Affiliated Trustee per year (excluding any retirement benefits) for the period July 22, 1995 through December 31, 1996, subject to the net assets and the number of funds in the Fund Complex as of July 21, 1995 and certain other exceptions. In addition, each of the VK Adviser or the AC Adviser, as the case may be, agreed to reimburse each fund in the Fund Complex through December 31, 1996 for any increase in the aggregate trustee's compensation over the aggregate compensation paid by such fund in its 1994 fiscal year, provided that if a fund did not exist for the entire 1994 fiscal year appropriate adjustments will be made.



     Each Non-Affiliated Trustee can elect to defer receipt of all or a portion of the compensation earned by such Non-Affiliated Trustee until retirement. Amounts deferred are retained by the Fund and earn a rate of return determined by reference to the return on the common shares of the Fund or other funds in the Fund Complex as selected by the respective Non-Affiliated Trustee. To the extent permitted by the 1940 Act, the Fund may invest in securities of those funds selected by the Non-Affiliated Trustees in order to match the deferred compensation obligation. The deferred compensation plan is not funded and obligations thereunder represent general unsecured claims against the general assets of the Fund.



     The Fund adopted a retirement plan on January 25, 1996. Under the Fund's retirement plan, a Non-Affiliated Trustee who is receiving trustee's fees from the Fund prior to such Non-Affiliated Trustee's retirement, has at least ten years of service and retires at or after attaining the age of 60, is eligible to receive a retirement benefit equal to $2,500 per year for each of the ten years following such trustee's retirement. Trustees retiring prior to the age of 60 or with fewer than 10 years but more than 5 years of service may receive reduced retirement benefits from a series. The retirement plan contains a Fund Complex retirement benefit cap of $60,000 per year. The AC Adviser is reimbursing the Fund for expenses related to the retirement plan through December 31, 1996.



     Additional information regarding compensation and benefits for trustees is set forth below. The "Registrant" is the Trust, which currently consists of one operating series. As indicated in the notes accompanying the table, the amounts relate to either the Registrant's last fiscal year ended October 31, 1996 or the Fund Complex' last calendar year ended December 31, 1995.


                               COMPENSATION TABLE


                                                                                 ESTIMATED          TOTAL
                                                               PENSION OR         ANNUAL        COMPENSATION
                                            AGGREGATE          RETIREMENT        BENEFITS      BEFORE DEFERRAL
                                           COMPENSATION     BENEFITS ACCRUED       FROM        FROM REGISTRANT
                                         BEFORE DEFERRAL       AS PART OF       REGISTRANT        AND FUND
                                               FROM            REGISTRANT          UPON        COMPLEX PAID TO
                NAME(1)                   REGISTRANT(2)       EXPENSES(3)      RETIREMENT(4)     TRUSTEE(5)
                -------                  ---------------    ----------------   -------------   ---------------
J. Miles Branagan......................        1,050              $-0-             $2,500            $84,250
Dr. Richard E. Caruso..................          -0-               -0-                -0-           57,250
Philip P. Gaughan......................          430               -0-                -0-           76,500
Linda Hutton Heagy.....................        1,050               -0-              2,500           38,417
Dr. Roger Hilsman......................        1,050               -0-                -0-           91,250
R. Craig Kennedy.......................        1,050               -0-              2,500           92,625
Donald C. Miller.......................        1,000               -0-                -0-           94,625
Jack E. Nelson.........................        1,050               -0-              2,500           93,625
David Rees.............................          530               -0-                -0-           83,250
Jerome L. Robinson.....................        1,050               -0-                -0-           89,375
Lawrence J. Sheehan....................          530               -0-                -0-           91,250
Dr. Fernando Sisto.....................        1,050               -0-              2,500           98,750
Wayne W. Whalen........................        1,050               -0-              2,500           93,375
William S. Woodside....................        1,050               -0-                -0-           79,125


---------------

(1) Mr. McDonnell, a trustee of the Trust, is an affiliated person of the VK Adviser and AC Adviser and is not eligible for compensation or retirement benefits from the Registrant. Messrs. Gaughan, Kennedy, Miller, Nelson, Robinson and Whalen were elected by shareholders to the Board of Trustees on July 21, 1995. Ms. Heagy was appointed to the Board of Trustees on September 7, 1995. Mr. McDonnell was appointed to the Board of Trustees on January 30, 1996. Mr. Don G. Powell resigned from the Board of Trustees on August 15, 1996, and did not receive any compensation or benefits from the Fund while a trustee because he was an affiliated person of the VK Adviser and AC Adviser. Messrs. Gaughan and Rees retired from the Board of Trustees on January 26, 1996 and January 29, 1996, respectively. Messrs. Caruso and Sheehan were removed from the Board of Trustees effective September 7, 1995 and January 29, 1996, respectively. Messrs. Hilsman, Miller and Woodside retired from the Board of Trustees on December 31, 1996.



(2) The amounts shown in this column are aggregated from the compensation paid by each series in operation during the Registrant's fiscal year ended October 31, 1996 before deferral by the trustees under the deferred compensation plan. The following trustees deferred all or a portion of their compensation from the Registrant during the fiscal year ended October 31, 1996: Ms. Heagy, $900; Mr. Kennedy, $790; Mr. Miller, $1,000; Mr. Nelson, $1,050; Mr. Rees, $260; Mr. Robinson, $1,050; and Mr. Whalen, $1,050. The
    cumulative deferred compensation (including interest) accrued with respect to each trustee from the Registrant as of October 31, 1996 is as follows:
    Dr. Caruso, $1,479; Mr. Gaughan, $197; Ms. Heagy, $957; Mr. Kennedy, $853; Mr. Miller, $1,057; Mr. Nelson, $1,113; Mr. Rees, $263; Mr. Robinson, $1,113; Dr. Sisto, $1,350; and Mr. Whalen, $1,113. The deferred compensation plan is described above the Compensation Table. Amounts deferred are retained by the Fund and earn a rate of return determined by reference to either the return on the common shares of the Fund or other funds in the Fund Complex as selected by the respective Non-Affiliated Trustee. To the extent permitted by the 1940 Act, the Fund may invest in securities of those funds selected by the Non-Affiliated Trustees in order to match the deferred compensation obligation.



(3) The amounts shown in this column are zero in the Fund's fiscal year ended October 31, 1996 because the Adviser has agreed to reimburse the Fund for expenses related to the retirement plan through December 31, 1996. Absent such reimbursement, the aggregate expenses of the Fund for all trustees would have been approximately $3,600 in its fiscal year ended October 31, 1996. The Retirement Plan is described above the Compensation Table.



(4) The amounts shown in this column are the estimated annual benefits payable by the Registrant in each year of the 10-year period commencing in the year of such trustee's retirement from the Registrant (based on $2,500 per series for each series of the Registrant in operation) assuming: the trustee has 10 or more years of service on the Board of the respective series and retires at or after attaining the age of 60. The actual annual benefit may be less if the trustee is subject to the Fund Complex retirement benefit cap or if the trustee is not fully vested at the time of retirement.



(5) The amounts shown in this column represent the aggregate compensation paid by all of the funds in the Fund Complex as of December 31, 1995, before deferral by the trustees under the deferred compensation plan. The following trustees deferred compensation paid by the Registrant and the Fund Complex during the calendar year ended December 31, 1995; Dr. Caruso, $41,750; Mr. Gaughan, $57,750; Ms. Heagy, $8,750; Mr. Kennedy, $65,875; Mr. Miller, $65,875; Mr. Nelson, $65,875; Mr. Rees, $8,375; Mr. Robinson, $62,375; Dr.
    Sisto, $30,260; and Mr. Whalen, $65,625. The deferred compensation earns a rate of return determined by reference to the return on the common shares of the Fund or other funds in the Fund Complex as selected by the respective Non-Affiliated Trustee. To the extent permitted by the 1940 Act, the Fund may invest in securities of those funds selected by the Non-Affiliated Trustees in order to match the deferred compensation obligation. The trustees' Fund Complex compensation cap commenced on July 22, 1995. Compensation received prior to July 22, 1995 was not subject to the cap. For the calendar year ended December 31, 1995, while certain trustees received compensation over $84,000 in the aggregate, no trustee received compensation in excess of the pro rata amount of the Fund Complex cap for the period July 22, 1995 through December 31, 1995. In addition to the amounts set forth above, certain trustees received lump sum retirement benefit distributions not subject to the cap in 1995 related to three mutual funds that ceased investment operations during 1995 as follows: Mr. Gaughan, $22,136; Mr. Miller, $33,205; Mr. Nelson, $30,851; Mr. Robinson, $11,068; and Mr. Whalen, $27,332. The VK Adviser, AC Adviser and their affiliates also serve as investment adviser for other investment companies; however, with the exception of Messrs. McDonnell and Whalen, the trustees were not trustees of such investment companies. Combining the Fund Complex with other investment companies advised by the VK Adviser, AC Adviser and their affiliates, Mr. Whalen received Total Compensation of $268,857 during the calendar year ended December 31, 1995.



     As of February 19, 1997, no trustee or officer of the Fund owns or would be able to acquire 5% or more of the common stock of VK/AC Holding, Inc. Mr. McDonnell owns, or has the opportunity to purchase, an equity interest in VK/AC Holding, Inc., the parent company of Van Kampen American Capital, and has entered into an employment contract (for a term until February 17, 1998) with Van Kampen American Capital.



     Skadden, Arps, Slate, Meagher & Flom (Illinois) serves as legal counsel to the Fund.


ITEM 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     (a) See Item 6(b).

     (b) See Item 6(b).

     (c) None of the Fund's Officers or Trustees owns or is eligible to own shares of beneficial interest of the Fund.

ITEM 16. INVESTMENT ADVISORY AND OTHER SERVICES.


     (a) (i) The Adviser and ACCESS, the Fund's shareholder service agent, are wholly-owned subsidiaries of Van Kampen American Capital, Inc. ("VKAC"), which is a wholly-owned subsidiary of VK/AC Holding, Inc. VK/AC Holding, Inc. is a wholly-owned subsidiary of MSAM Holdings II, Inc. which, in turn, is a wholly-owned subsidiary of Morgan Stanley Group Inc. The Adviser's principal office is located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.



              Morgan Stanley Group Inc. and various of its directly or indirectly owned subsidiaries, including Morgan Stanley & Co. Incorporated, a registered broker-dealer and investment adviser, and Morgan Stanley International, are engaged in a wide range of financial services. Their principal businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring and other corporate finance advisory activities; merchant banking; stock brokerage and research services; asset management; trading of futures, options, foreign exchange, commodities and swaps (involving foreign exchange, commodities, indices and interest rates); real estate advice, financing and investing; and global custody, securities clearance services and securities lending.



              On February 5, 1997, Morgan Stanley Group Inc. and Dean Witter, Discover & Co. announced that they had entered into an Agreement and Plan of Merger to form a new company to be named Morgan Stanley, Dean Witter, Discover & Co. Subject to certain conditions being met, it is currently anticipated that the transaction will close in mid-1997. Thereafter, Van Kampen American Capital Asset Management, Inc. will be an indirect subsidiary of Morgan Stanley, Dean Witter, Discover & Co.



              Dean Witter, Discover & Co. is a financial services company with three major businesses: full service brokerage, credit services and asset management of more than $100 billion in customer accounts.



          (ii) See Item 14.


         (iii) The Fund and the Adviser are parties to an investment advisory agreement (the "Agreement"), which provides that the Adviser will provide investment advisory services to the Fund at no fee. The Fund is, however, required to reimburse the Adviser for the cost of accounting services provided by the Adviser, which includes maintaining its financial books and records and calculating its daily net asset value. See Item 16(b).

               The Agreement may be continued from year to year if specifically approved at least annually (a)(i) by the Fund's Trustees or (ii) by vote of a majority of the Fund's outstanding voting securities and (b) by the affirmative vote of a majority of the Trustees who are not parties to the agreement or interested persons of any such party by votes cast in person at a meeting called for that purpose. The Agreement provides that it may be terminated without penalty by either party on 30 days' written notice.

     (b) Under the Agreement, the Fund retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. The Adviser is responsible for obtaining and evaluating economic, statistical and financial data and for formulating and implementing investment programs in furtherance of the Fund's investment objectives. The Adviser also furnishes at no cost to the Fund (except as noted herein) the services of sufficient executive and clerical personnel for the Fund as are necessary to prepare registration statements, shareholder reports and notices and proxy solicitation materials. In addition, the Adviser furnishes at no cost to the Fund the services of a Chief Executive Officer and other executive and clerical personnel as needed.

         Under the Agreement, the Fund bears the cost of its accounting services, which includes maintaining its financial books and records and calculating its daily net asset value. The costs of such accounting services include the salaries and overhead expenses of the Fund's Principal Financial and

         Accounting Officer and personnel operating under his direction. The Adviser receives no compensation for its investment management services. During the fiscal years ended October 31, 1996, 1995 and 1994, the Fund paid $90,400, $23,710 and $6,422 for accounting services. A portion of these amounts are paid to the Adviser in reimbursement of personnel, facilities and equipment costs attributable to the provision of accounting services to the Fund. The services provided by the Adviser are at cost, which is allocated among the investment companies advised by the Adviser. The Fund also pays shareholder service agency fees, custodian fees, legal and auditing fees, the costs of reports to shareholders and all other ordinary expenses not specifically assumed by the Adviser.


         The Adviser agrees to use its best efforts to recapture tender solicitation fees and exchange offer fees for the Fund's benefit and to advise the Trustees of the Fund of any other commissions, fees, brokerage or similar payments which may be possible for the Adviser or any other direct or indirect majority owned subsidiary of VK/AC Holding, Inc. to receive in connection with the Fund's portfolio transactions or other arrangements which may benefit the Fund.

     (c) INAPPLICABLE

     (d) INAPPLICABLE

     (e) INAPPLICABLE

     (f) INAPPLICABLE

     (g) INAPPLICABLE

     (h) The custodian of all the Fund's assets is State Street Bank and Trust Company located at 225 Franklin Street, Boston, Massachusetts 02110.


         Price Waterhouse LLP, 1201 Louisiana, Suite 2900, Houston, Texas 77002, are the independent accountants for the Fund.



     (i) During the fiscal years ended October 31, 1994, 1995 and 1996, ACCESS, shareholder service agent for the Fund, received fees aggregating $7,500, $16,490 and $14,800, respectively. These services are provided at cost plus a profit.


ITEM 17. BROKERAGE ALLOCATION AND OTHER PRACTICES.

     (a) The Adviser is responsible for decisions to buy and sell securities for the Fund and for the placement of its portfolio business and the negotiation of the commissions paid on such transactions. It is the policy of the Adviser to seek the best security price available with respect to each transaction. In over-the-counter transactions, orders are placed directly with a principal market maker unless it is believed that a better price and execution can be obtained by using a broker. Except to the extent that the Fund may pay higher brokerage commissions for brokerage and research services (as described below) on a portion of its transactions executed on securities exchanges, the Adviser seeks the best security price at the most favorable commission rate. See also
         Item 17(b).


     (b) Brokerage commissions paid by the Fund on portfolio transactions for the fiscal years ended October 31, 1994, 1995 and 1996 totalled $29,523, $210,601 and $247,272, respectively. During these same periods, the Fund paid $14,363, $210,601, $235,862, respectively, in brokerage commissions on transactions totalling $11,704,468, $342,387,038, $292,491,740, respectively, to brokers selected primarily on the basis of research services provided to the Adviser.


     (c) In selecting dealers and in negotiating commissions, the Adviser considers the firm's reliability, the quality of its execution services on a continuing basis and its financial condition. When more than one firm is believed to meet these criteria, preference may be given to firms which also provide research services to the Fund or the Adviser.

         Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits an investment adviser, under certain circumstances, to cause an account to pay a broker or dealer who supplies brokerage and research services a commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction. Brokerage and research services include (a) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, (b) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, and (c) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody).

     Pursuant to provisions of the Agreement, the Fund's Trustees have authorized the Adviser to cause the Fund to incur brokerage commissions in an amount higher than the lowest available rate in return for research services provided to the Adviser. The Adviser is of the opinion that the continued receipt of supplemental investment research services from dealers is essential to its provision of high quality portfolio management services to the Fund. The Adviser undertakes that such higher commissions will not be paid by the Fund unless (a) the Adviser determines in good faith that the amount is reasonable in relation to the services in terms of the particular transaction or in terms of the Adviser's overall responsibilities with respect to the accounts as to which it exercises investment discretion, (b) such payment is made in compliance with the provisions of Section 28(e) and other applicable state and federal laws, and (c) in the opinion of the Adviser, the total commissions paid by the Fund are reasonable in relation to the expected benefits to the Fund over the long term.

     The Adviser places portfolio transactions for other advisory accounts including other investment companies. Research services furnished by firms through which the Fund effects its securities transactions may be used by the Adviser in servicing all of its accounts; not all of such services may be used by the Adviser in connection with the Fund. In the opinion of the Adviser, the benefits from research services to each of the accounts (including the Fund) managed by the Adviser cannot be measured separately. Because the volume and nature of the trading activities of the accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each account for brokerage and research services will vary. However, in the opinion of the Adviser, such costs to the Fund will not be disproportionate to the benefits received by the Fund on a continuing basis.

     The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities by the Fund and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Fund. In making such allocations among the Fund and other advisory accounts, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and opinions of the persons responsible for recommending the investment.


     (d) See Item 17(b).


     (e) INAPPLICABLE

ITEM 18. CAPITAL STOCK AND OTHER SECURITIES.

     See Item 6.

ITEM 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

     (a) See Item 7.

     (b) See Item 8.

     (c) INAPPLICABLE

ITEM 20. TAX STATUS.

     See Item 6(g).

ITEM 21. UNDERWRITERS.

     (a) INAPPLICABLE

     (b) INAPPLICABLE

     (c) INAPPLICABLE

ITEM 22. CALCULATION OF PERFORMANCE DATA.

     INAPPLICABLE

ITEM 23. FINANCIAL STATEMENTS.


Price Waterhouse LLP



REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders and Board of Trustees of


Van Kampen American Capital


Small Capitalization Fund



     In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Van Kampen American Capital Small Capitalization Fund (the 'Fund') at October 31, 1996 and the results of its operations, the changes in its net assets and the financial highlights for the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1996 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.



/s/ Price Waterhouse LLP


    Price Waterhouse LLP



Houston, Texas


December 9, 1996


Van Kampen American Capital Small Capitalization Fund

Portfolio of Investments
October 31, 1996
----------------------------------------------------------------------
                                                              Market
Security Description                                Shares    Value
----------------------------------------------------------------------
Common Stocks
Consumer Distribution 6.3%

Carson Pirie Scott & Co. (b)                        23,000  $  575,000
Claire's Stores, Inc.                               56,250     956,250
CompUSA, Inc. (b)                                    7,000     324,625
Consolidated Stores Corp. (b)                       29,000   1,112,875
DIMON, Inc.                                          5,000      93,125
Dollar Tree Stores, Inc. (b)                         5,000     190,000
Eckerd Corp. (b)                                    19,600     546,350
Fingerhut Companies, Inc.                           39,000     570,375
Herman Miller, Inc.                                  4,000     173,500
Hollywood Entertainment Corp. (b)                   10,000     206,250
HON Industries, Inc.                                19,000     665,000
Just For Feet, Inc. (b)                              6,000     157,500
Lear Seating Corp. (b)                               5,000     185,625
Meyer (Fred), Inc. (b)                               3,000     104,250
Neiman Marcus Group, Inc. (b)                        4,000     131,000
Pier 1 Imports, Inc.                                38,900     549,463
Proffitts, Inc. (b)                                  2,940     119,254
Revco D.S., Inc. (b)                                 4,000     120,500
Rexel, Inc. (b)                                      6,000      86,250
Rite Aid Corp.                                      10,000     337,500
Ross Stores, Inc.                                   23,000     966,000
Tech Data Corp. (b)                                 13,000     333,125
Tiffany & Co.                                       16,000     590,000
TJX Companies, Inc.                                 17,000     673,625
U. S. Office Products Co. (b)                        5,000     145,000
Vons Companies, Inc. (b)                            14,000     775,250
Waban, Inc. (b)                                     37,000     966,625
Zale Corp. (b)                                      28,000     535,500
                                                            ----------
                                                            12,189,817
                                                            ----------


Consumer Durables 3.1%

Borg Warner Automotive, Inc.                         8,000     305,000
Breed Technologies, Inc.                            19,500     448,500
Brunswick Corp.                                     39,000     916,500
Callaway Golf Co.                                   11,000     339,625
Champion Enterprises, Inc. (b)                      21,000     417,375
Department 56, Inc. (b)                              1,500      32,625
Echlin, Inc.                                         7,000     228,375
Ethan Allen Interiors, Inc.                         19,000     676,875
Galoob Toys, Inc. (b)                                5,000     131,250
Harman International Industries, Inc.                2,400     123,000




Van Kampen American Capital Small Capitalization Fund

Portfolio of Investments (Continued)
October 31, 1996
----------------------------------------------------------------------
                                                              Market
Security Description                                Shares    Value
----------------------------------------------------------------------
Consumer Durables (Continued)

Mohawk Industries, Inc. (b)                         17,000  $  403,750
Smith (A. O.) Corp.                                  7,000     184,625
Snap-On Tools, Inc.                                 21,000     677,250
Stanley Works                                       10,000     283,750
Sturm, Ruger & Company, Inc.                         8,000     150,000
Toro Co.                                            22,000     682,000
                                                            ----------
                                                             6,000,500
                                                            ----------

Consumer Non-Durables 10.4%

Alberto Culver Co., Class B                         14,100     638,025
American Greetings Corp., Class A                   15,000     438,750
Amway Asia Pacific Ltd.                              5,000     177,500
Barefoot, Inc.                                      54,000     546,750
Brown Group, Inc.                                   17,500     358,750
Burlington Industries, Inc. (b)                     20,000     225,000
Donnkenny, Inc. (b)                                 25,000     312,500
First Brands Corp.                                  10,000     285,000
Fruit of the Loom, Inc. (b)                         25,000     887,500
Herbalife International, Inc.                       25,000     496,875
Hillenbrand Industries, Inc.                        10,400     388,700
Hormel (G. A.) & Co.                                16,000     380,000
IBP, Inc.                                           26,000     650,000
International Imaging Materials, Inc. (b)           20,000     472,500
Jones Apparel Group, Inc. (b)                       44,000   1,331,000
Jostens, Inc.                                       10,000     212,500
Kellwood Co.                                        14,000     248,500
Lancaster Colony Corp.                              17,000     654,500
Liz Claiborne, Inc.                                 36,000   1,503,000
Morningstar Group, Inc. (b)                         30,000     498,750
Nautica Enterprises, Inc. (b)                       42,000   1,291,500
Nu-Kote Holding Inc., Class A  (b)                   5,000      47,813
Oakley, Inc. (b)                                    62,000     914,500
Paragon Trade Brands, Inc. (b)                      27,000     712,125




Revlon Inc., Class A (b)                            10,600     367,025
Russell Corp.                                       44,800   1,276,800
St. John Knits, Inc.                                16,000     746,000
Starbucks Corp. (b)                                 25,000     821,875
Tambrands, Inc.                                      7,000     299,250
Timberland Co. (b)                                   6,000     201,000



Van Kampen American Capital Small Capitalization Fund

Portfolio of Investments (Continued)
October 31, 1996
----------------------------------------------------------------------
                                                              Market
Security Description                                Shares    Value
----------------------------------------------------------------------
Consumer Non-Durables (Continued)

Unifi, Inc.                                         19,000  $  586,625
Warnaco Group, Inc.                                 25,000     615,625
Westpoint Stevens, Inc. (b)                         45,000   1,192,500
Wolverine World Wide, Inc.                          20,200     499,950
                                                            ----------
                                                            20,278,688
                                                            ----------

Consumer Services 5.7%

Anchor Gaming (b)                                    2,000      99,500
APAC Teleservices, Inc. (b)                          3,000     138,000
Applebee's International, Inc.                       4,000      99,000
Banta Corp.                                         15,000     315,000
Boston Chicken, Inc. (b)                            27,000     988,875
Bowne & Co., Inc.                                   20,000     455,000
Corrections Corp. of America (b)                     3,000      76,500
Equifax, Inc.                                       13,000     390,000
Gartner Group, Inc. (b)                             16,000     496,000
Kelly Services, Inc.                                30,000     810,000
King World Productions, Inc. (b)                    20,000     705,000
Media General, Inc., Class A                         5,300     156,350
MGM Grand, Inc. (b)                                 10,000     390,000
Mirage Resorts, Inc. (b)                             8,000     177,000
National Education Corp. (b)                        17,000     276,250
New York Times Co., Class A                         19,000     684,000
Omnicom Group                                       16,700     818,300



Papa John's International, Inc. (b)                 11,500     575,000
PHH Corp.                                           16,400     483,800
Promus Hotel Corp. (b)                               7,200     232,200
Regal Cinemas, Inc.                                 36,750     950,906
Robert Half International, Inc.                     18,000     731,250
Sbarro, Inc.                                        26,000     685,750
Sitel Corp. (b)                                      4,200      79,800
Sonic Corp. (b)                                      6,000     132,000
Station Casinos, Inc. (b)                            5,000      55,625
Valassis Communications, Inc. (b)                    7,000     124,250
                                                            ----------
                                                            11,125,356
                                                            ----------

Energy 9.3%

Ashland, Inc.                                        7,000     294,875
BJ Services Co. (b)                                  1,400      62,650
Brooklyn United Gas Co.                             20,000     585,000
Canadian Occidental Petroleum                       18,000     319,500
Chesapeake Energy Corp. (b)                          3,000     177,000




Van Kampen American Capital Small Capitalization Fund

Portfolio of Investments (Continued)
October 31, 1996

----------------------------------------------------------------------
                                                              Market
Security Description                                Shares    Value
----------------------------------------------------------------------
Energy (Continued)

Columbia Gas Systems, Inc.                           8,000  $  485,000
Eastern Enterprises                                 24,100     918,812
El Paso Natural Gas Co.                             20,200     967,075
Energy Ventures, Inc. (b)                            7,000     309,750
Global Marine, Inc. (b)                             67,000   1,256,250
Marine Drilling Co., Inc. (b)                       40,000     550,000
MCN Corp.                                           30,000     832,500
Mitchell Energy & Development, Class B               5,000     103,750
NACCO Industries, Inc., Class A                     16,800     766,500
National Fuel Gas Co.                                2,500      92,186
Newfield Exploration Co. (b)                        12,000     562,500
NICOR, Inc.                                          5,000     173,750
ONEOK, Inc.                                         24,400     652,700
Oryx Energy Co. (b)                                 28,000     553,000
Pacific Enterprises                                 30,000     918,750
Parker & Parsley Petroleum Co. (b)                  10,000     295,000
Pennzoil Co.                                         7,000     358,750
Questar Corp.                                       10,000     365,000
Reading & Bates Corp. (b)                           40,000   1,185,000
Seagull Energy Corp. (b)                            17,688     384,714
Smith International, Inc. (b)                       30,000   1,143,750
Tesoro Petroleum Corp. (b)                          11,000     162,250
Tosco Corp.                                         11,500     648,313
Union Texas Petroleum Holdings, Inc.                34,300     737,450
Valero Energy Corp.                                 11,000     262,625
Varco International, Inc. (b)                       11,200     219,800
Washington Gas & Light Co.                          21,000     462,000
WICOR, Inc.                                         19,400     691,125
Williams Cos.                                       10,188     536,144
                                                            ----------
                                                            18,033,469
                                                            ----------

Finance 14.6%

20th Century Industries (b)                         24,000     384,000
Aames Financial Corp.                                6,000     267,000
Alex. Brown, Inc.                                    4,000     229,000
Alliance Capital Management, LP                      5,000     138,750
AMBAC, Inc.                                         20,000   1,257,500
American Financial Group, Inc.                      14,000     500,500
American Re Corp.                                   20,000   1,290,000
Bankers Life Holding Corp.                          39,000     955,500
California Federal Bancorp, Inc. (b)                18,000     418,500
Charter One Financial, Inc.                         11,550     503,869



Van Kampen American Capital Small Capitalization Fund

Portfolio of Investments (Continued)
October 31, 1996
----------------------------------------------------------------------
                                                              Market
Security Description                                Shares    Value
----------------------------------------------------------------------
Finance (Continued)

City National Corp.                                 48,000  $  846,000
CMAC Investment Corp.                               15,000   1,038,750
Commercial Federal Corp.                            18,000     753,750
Countrywide Credit Industries, Inc.                  7,500     212,812
Donaldson Lufkin & Jenrette, Inc.                   16,000     512,000
Edwards (A. G.), Inc.                               26,000     776,750
Finova Group, Inc.                                   2,000     122,750
First American Corp.                                 7,000     348,250
First American Financial Corp.                       6,900     263,925
Fremont General Corp.                               30,450     898,275
GreenPoint Financial Corp.                          11,800     548,700
Lehman Brothers Holdings, Inc.                      25,000     621,875
Mercury Financial Co.                               46,500     540,562
Mercury General Corp.                                5,000     245,000
MGIC Investment Corp. of Wisconsin                  12,300     850,237
NationsBank Corp.                                    8,000     757,000
North American Mortgage Co.                          6,000     123,000
North Fork Bancorporation                           23,500     743,188
Northern Trust Corp.                                12,000     831,000
Olympic Financial, LTD  (b)                          7,000     111,125
Orion Capital Corp.                                  9,100     490,263
Paine Webber Group, Inc.                            30,000     716,250
Penncorp Financial Group, Inc.                      10,000     347,500
Peoples Heritage Financial                           3,182      73,584
PMI Group, Inc. (b)                                  2,000     114,500
Protective Life Corp.                               20,000     695,000
Reliance Group Holding                              25,600     211,200
Republic New York Corp.                             10,000     762,500
Roosevelt Financial Group, Inc.                     23,000     398,188
Southtrust Corp.                                    20,500     679,063
Sovereign Bancorp, Inc.                             63,650     751,866
Star Banc Corp.                                     13,300   1,190,350
Summit Bancorp                                       5,000     205,625
TCF Financial Corp.                                 22,000     852,500
Transatlantic Holdings, Inc.                        13,000     937,625
Union Planters Corp.                                28,000     976,500
Vesta Insurance Group, Inc.                         22,500     579,375
Washington Federal, Inc.                             7,000     167,125
Washington Mutual, Inc.                             28,000   1,204,000
                                                            ----------
                                                            28,442,582
                                                            ----------


Van Kampen American Capital Small Capitalization Fund

Portfolio of Investments (Continued)
October 31, 1996
----------------------------------------------------------------------
                                                              Market
Security Description                                Shares    Value
----------------------------------------------------------------------
Health Care 8.9%

Advanced Technology Labs, Inc. (b)                  20,000  $  601,250
ALZA Corp. (b)                                      20,000     522,500
American HomePatient, Inc. (b)                       5,000     114,375
Ballard Medical Products                             9,000     158,625
Bausch & Lomb, Inc.                                 24,000     807,000
Beckman Industries, Inc.                            14,000     518,000
Bio Rad Labs, Inc., Class A (b)                      9,000     222,750
Bio-Technology General Corp. (b)                    20,000     163,437
Biomet, Inc. (b)                                    25,000     404,687
ClinTrials Research, Inc. (b)                       10,000     371,250
CNS, Inc. (b)                                       12,100     201,162
Coherent, Inc. (b)                                   7,000     263,375
Dura Pharmaceuticals, Inc. (b)                       6,000     205,500
Guidant Corp.                                        3,000     137,625
Haemonetics Corp. (b)                               22,000     387,750
HBO & Co.                                           12,000     708,000
Health Management Associates, Inc., Class A (b)     34,500     724,500
Healthcare Compare Corp. (b)                         7,000     306,250
Healthcare & Retirement Corp. (b)                   15,000     373,125
Healthsouth Rehabilitation (b)                      23,400     877,500
Horizon/CMS Healthcare Corp. (b)                     9,000      93,375
ICN Pharmaceuticals, Inc.                           37,535     713,165
Lincare Holdings, Inc. (b)                          29,000   1,094,750
Manor Care, Inc.                                     8,000     312,000
Medpartners/Mullikin, Inc. (b)                      32,722     711,703
MiniMed, Inc. (b)                                    7,200     185,400
Nellcor Puritan Bennett, Inc. (b)                   17,000     331,500
Omnicare, Inc.                                      20,000     540,000
Ornda Healthcorp (b)                                20,000     540,000
Pacificare Health Systems, Inc., Class B (b)         7,000     479,500
Quintiles Transnational Corp. (b)                   13,000     867,750
Quorum Health Group, Inc. (b)                       11,000     294,938
Renal Treatment Centers, Inc. (b)                   19,800     522,225
RoTech Medical Corp. (b)                             4,800      75,600
Steris Corp. (b)                                     8,000     307,000
Sybron International Corp. (b)                      24,000     699,000
TheraTx, Inc. (b)                                   14,000     140,000
U S Surgical Corp.                                   3,000     124,875
Universal Health Services, Inc., Class B (b)        24,000     597,000
Vencor, Inc. (b)                                     9,000     261,000
Watsons Pharmaceuticals, Inc. (b)                   10,320     347,010
                                                            ----------
                                                            17,306,452
                                                            ----------



Van Kampen American Capital Small Capitalization Fund

Portfolio of Investments (Continued)
October 31, 1996
----------------------------------------------------------------------
                                                              Market
Security Description                                Shares    Value
----------------------------------------------------------------------
Producer Manufacturing 8.0%

ACX Technologies, Inc. (b)                          16,000  $  282,000
American Power Conversion Corp. (b)                  7,000     144,375
American Standard Cos., Inc. (b)                     7,300     273,750
Ametek, Inc.                                         5,000     101,250
Aptar Group, Inc.                                    9,600     306,000
Blount International, Inc., Class A                  3,500     125,563
Briggs & Stratton Corp.                             16,000     644,000
Camco International, Inc.                            7,000     279,125
Cummins Engine Co., Inc.                            12,000     499,500
Danaher Corp.                                       26,000   1,059,500
Detroit Diesel Corp. (b)                             6,700     123,950
Duriron Co., Inc.                                    2,500      67,500
Global Industrial Technologies, Inc. (b)            53,400     967,875
Global Industries, Ltd. (b)                         26,000     468,000
Granite Construction, Inc.                          10,500     204,750
Harnischfeger Industries, Inc.                       6,000     240,750
IDEX Corp.                                          13,500     504,562
Intermet Corp.                                      10,000     116,250
Johnson Controls, Inc.                               4,000     289,000
Kaydon Corp.                                         5,000     203,125
Litton Industries, Inc.                             15,400     696,850
MEMC Electronic Materials, Inc. (b)                 10,000     192,500
Mueller Industries, Inc. (b)                        11,500     462,875
National Service Industries, Inc.                    6,000     207,000
Navistar International Corp. (b)                    14,000     131,250
Oregon Metallurgical Corp.                          10,000     307,500
PACCAR, Inc.                                        19,000   1,054,500
Ruddick Corp.                                       10,000     131,250
Southdown, Inc.                                     32,000     872,000
Tecumseh Products Co., Class A                      10,000     562,500
Thermo Instrument Systems, Inc. (b)                 30,375     918,844
Timken Co.                                          16,000     716,000
Trinity Industries, Inc.                             8,000     278,000
United Waste Systems, Inc. (b)                      32,000   1,104,000
Wolverine Tube, Inc. (b)                            23,000     911,375
                                                            ----------
                                                            15,447,269
                                                            ----------



Van Kampen American Capital Small Capitalization Fund

Portfolio of Investments (Continued)
October 31, 1996
----------------------------------------------------------------------
                                                              Market
Security Description                                Shares    Value
----------------------------------------------------------------------
Raw Materials/Processing Industries 5.8%

A K Steel Holding Corp.                             12,000  $  423,000
Allegheny Teledyne, Inc.                            36,175     768,719
Cleveland Cliffs, Inc.                              12,000     492,000
Cytec Industries, Inc. (b)                          30,000   1,080,000
First Mississippi Corp.                             16,000     460,000
Glatfelter (P. H.) Co.                              39,500     745,562
Goodrich (B. F.) Co.                                10,000     423,750
Handy & Harman                                      46,000     874,000
Homestake Mining Co.                                 5,000      71,250
IP Timberlands                                      32,000     416,000
J&L Specialty Steel, Inc.                           15,100     175,537
Longview Fibre Co.                                  25,000     412,500
Lyondell Petrochemical Co.                          16,000     342,000
Medusa Corp.                                         3,500     116,812
Owens-Illinois, Inc. (b)                            47,000     740,250
Pegasus Gold, Inc. (b)                              55,000     556,875
Potlatch Corp.                                       7,000     297,500
Rayonier, Inc.                                      11,000     437,250
Safeskin Corp. (b)                                   7,000     277,375
Sigma-Aldrich Corp.                                  4,000     235,000
Sonoco Products Co.                                  5,000     133,750
Terra Industries, Inc.                              37,000     536,500
Texas Industries, Inc.                               3,400     192,950
UCAR International, Inc. (b)                        10,000     392,500
USG Corp. (b)                                       11,000     324,500
Vulcan Materials Co.                                 5,200     319,800
                                                            ----------
                                                            11,245,380
                                                            ----------

Technology 12.2%

Adaptec, Inc. (b)                                   10,000     597,500
America Online, Inc. (b)                            15,000     416,250
Andrew Corp. (b)                                    12,500     607,812
Ascend Communications, Inc. (b)                     10,000     656,094
Auspex Systems, Inc. (b)                            18,200     184,275
Avnet, Inc.                                          5,000     252,500
BMC Software, Inc. (b)                              10,000     837,500
Cadence Design Systems, Inc. (b)                    33,000   1,204,500
Cascade Communications (b)                          11,700     880,425
Ciber, Inc. (b)                                      2,900     102,225
Citrix Systems, Inc. (b)                             5,000     278,750
Compuware Corp. (b)                                 15,000     791,250
Dell Computer Corp. (b)                              7,000     567,875





Van Kampen American Capital Small Capitalization Fund

Portfolio of Investments (Continued)
October 31, 1996
----------------------------------------------------------------------
                                                              Market
Security Description                                Shares    Value
----------------------------------------------------------------------
Technology (Continued)
Documentum, Inc. (b)                                24,000  $  888,000
DSP Communications, Inc. (b)                         6,000     225,000
Dynatech Corp. (b)                                  16,500     820,875
Electroglas, Inc. (b)                               15,000     200,625
Fiserv, Inc. (b)                                     8,000     302,000
FORE Systems, Inc. (b)                              22,000     882,750
Gateway 2000, Inc. (b)                              11,000     530,062
GenRad, Inc. (b)                                    14,000     278,250
Geotek Communications, Inc. (b)                     20,000     147,500
Harris Corp.                                        13,000     814,125
Hyperion Software Corp. (b)                         18,000     362,812
International Rectifier Corp. (b)                    8,900     110,138
Legato Systems, Inc. (b)                             9,000     313,875
McAfee Associates, Inc. (b)                          9,000     409,500
Microchip Technology, Inc. (b)                      10,000     363,750
Molex, Inc.                                         14,000     504,000
Network General Corp. (b)                            8,000     193,000
Novellus Systems, Inc. (b)                           5,500     225,500
PairGain Technologies, Inc. (b)                      6,000     421,500
Paychex, Inc.                                        7,500     422,813
P-Com, Inc. (b)                                      5,000     111,250
Perkin-Elmer Corp.                                  16,000     864,000
PictureTel Corp. (b)                                 3,000      84,000
Rational Software Corp. (b)                          6,000     227,250
Recoton Corp. (b)                                    9,000     122,625
Remedy Corp. (b)                                    16,000     764,000
Rohr Industries, Inc. (b)                           10,000     182,500
SCI Systems, Inc. (b)                               15,000     748,125
Shiva Corp. (b)                                     11,000     451,000
SMART Modular Technologies (b)                      10,000     210,625
Storage Technology Corp. (b)                        24,000   1,035,000
Sundstrand Corp.                                     7,000     283,500
Sunguard Data Systems, Inc. (b)                     10,000     420,000
Systemsoft Corp. (b)                                10,000     284,375
Teradyne, Inc. (b)                                   5,000      79,375
Unitrode Corp. (b)                                  19,000     451,250
Vantive Corp. (b)                                    6,000     199,500





Van Kampen American Capital Small Capitalization Fund

Portfolio of Investments (Continued)
October 31, 1996
----------------------------------------------------------------------
                                                              Market
Security Description                                Shares    Value
----------------------------------------------------------------------
Technology (Continued)
Varian Associates, Inc.                             10,500  $  473,813
Vitesse Semiconductor Corp. (b)                      5,000     157,500
Wyle Electronics, Inc.                              19,000     567,625
Wyman-Gordan Co. (b)                                 5,000     110,000
Xircom, Inc. (b)                                     3,400      69,275
                                                            ----------
                                                            23,689,619
                                                            ----------

Transportation 1.5%

Alaska Air Group, Inc. (b)                           5,000     108,125
Continental Airlines, Inc., Class B (b)             25,000     615,625
Illinois Central Corp.                              18,000     585,000
Northwest Airlines, Inc., Class A (b)               12,000     382,500
Pittston Brink's Group                               9,000     258,750
UAL Corp. (b)                                        8,000     371,000
USAir Group, Inc. (b)                               20,200     348,450
USFreightways Corp.                                 11,000     242,688
                                                            ----------
                                                             2,912,138
                                                            ----------

Utilities 9.8%

360 Communications Co. (b)                          50,000   1,143,750
AES Corp. (b)                                       29,000   1,268,750
Boston Edison Co.                                   46,100   1,106,400
C-TEC Corp. (b)                                     15,500     372,000
Calenergy, Inc. (b)                                 25,000     721,875
Centerior Energy Corp.                              59,000     582,625
Central Hudson Gas & Electric Corp.                 19,500     582,562
Century Telephone Enterprises, Inc.                 26,000     841,750
Cincinnati Bell, Inc.                                8,000     389,000
Citizens Utilities Co., Class A (b)                 20,645     229,676
Commnet Cellular, Inc. (b)                          30,000     840,000
Commonwealth Energy System Cos.                      5,000     118,750
Delmarva Power & Light Co.                          19,000     387,125
DQE, Inc.                                           22,000     638,000
Eastern Utilities Association                       18,000     288,000
Idaho Power Co.                                      5,000     155,625
Kansas City Power & Light Co.                       22,000     602,250
LCI International, Inc. (b)                         11,000     354,750
Long Island Lighting Co.                            46,900     855,925
MidAmerican Energy Co.                              35,000     546,875
Montana Power Co.                                   15,000     320,625
New York State Electric & Gas Corp.                 30,000     633,750
NIPSCO Industries, Inc.                             24,000     909,000





Van Kampen American Capital Small Capitalization Fund

Portfolio of Investments (Continued)
October 31, 1996
----------------------------------------------------------------------
                                                              Market
Security Description                                Shares    Value
----------------------------------------------------------------------
Utilities (Continued)

Oklahoma Gas & Electric Co.                         16,500  $  645,563
Portland General Corp.                              27,000   1,184,625
Public Service Co. of Colorado                      18,000     668,250
Public Service Co. of New Mexico                    33,000     622,875
Southern New England Telecommunictions              19,200     715,200
United Illuminating Co.                              6,400     212,000
VideoServer, Inc. (b)                               10,000     461,250
Western Reserve, Inc.                               20,000     605,000
                                                            ----------
                                                            19,003,826
                                                            ----------


Total Long Term Investments 95.6%
(Cost $152,735,835) (a)                                    185,675,096


Repurchase Agreement 4.8%
SBC Capital Markets, Inc. ($9,400,000 par collateralized by
U.S. Government obligations with a coupon rate of 7.25% and
a maturity date of 05/15/16 in a pooled cash account, dated
10/31/96, to be sold on 11/01/96 at $9,401,441)              9,400,000

Liabilities in Excess of Other Assets (0.4%)                  (867,504)
                                                          ------------

Net Assets 100.0%                                         $194,207,592
                                                          ============


(a) At October 31, 1996, for federal income tax purposes, cost is $152,847,091, the aggregate gross unrealized appreciation is $37,938,915, and the aggregate gross unrealized depreciation is $5,110,910, resulting in net unrealized appreciation of $32,828,005.

(b) Non-income producing security as this stock currently does not declare dividends.



            Van Kampen American Capital Small Capitalization Fund

                     Statement of Assets and Liabilities
                               October 31, 1996
ASSETS:
     Long-Term Investments, at Market Value (Cost $152,735,835) (Note 1)     $185,675,096
     Repurchase Agreement (Note 1)                                              9,400,000
     Cash                                                                           1,928
     Receivables:
      Securities Sold                                                           7,864,858
      Dividends                                                                   249,830
     Unamortized Organizational Expenses (Note 1)                                  26,856
     Other                                                                         13,675
                                                                            -------------
       Total Assets                                                           203,232,243
                                                                            -------------

LIABILITIES:

    Payables:
      Fund Shares Repurchased                                                   9,000,000
      Distributor and Affiliates (Note 2)                                           4,850
     Deferred Compensation and Retirement Plans (Note 2)                           13,098
     Accrued Expenses                                                               6,703
                                                                            -------------

     Total Liabilities                                                          9,024,651
                                                                            -------------

NET ASSETS                                                                   $194,207,592
                                                                             ============

NET ASSETS CONSIST OF:
     Capital (Note 3)                                                        $147,072,447
     Net Unrealized Appreciation on Securities                                 32,939,261
     Accumulated Net Realized Gain on Securities                               11,780,941
     Accumulated Undistributed Net Investment Income                            2,414,943
                                                                            -------------

NET ASSETS                                                                   $194,207,592
                                                                            =============


Net Asset Value, Offering Price and Redemption Price Per Share (Based
on net assets of $194,207,592 and 14,065,878 shares of beneficial
interest issued and outstanding) (Note 3)                                    $      13.81
                                                                             ============



            Van Kampen American Capital Small Capitalization Fund

                           Statement of Operations
                     For the Year Ended October 31, 1996
INVESTMENT INCOME:
     Dividends                                                      $ 2,758,370
     Interest                                                           270,834
                                                                    -----------

     Total Income                                                     3,029,204
                                                                    -----------

EXPENSES:
     Accounting (Note 2)                                                 90,363
     Audit                                                               26,045
     Trustees' Fees and Expenses (Note 2)                                18,564
     Legal (Note 2)                                                      17,809
     Shareholder Services (Note 2)                                       14,823
     Amortization of Organizational Expenses (Note 1)                    12,395
     Printing                                                             9,794
     Other                                                                4,809
                                                                    -----------

       Total Expenses                                                   194,602
       Less Expenses Reimbursed (Note 2)                                  3,600
                                                                    -----------

       Net Expenses                                                     191,002
                                                                    -----------

NET INVESTMENT INCOME                                               $ 2,838,202
                                                                    ===========


REALIZED AND UNREALIZED GAIN/LOSS ON SECURITIES:
     Net Realized Gain on Investments                               $11,896,653
                                                                    -----------

     Unrealized Appreciation/Depreciation on Securities:
      Beginning of the Period                                        19,691,003
      End of the Period:
       Investments                                                   32,939,261
                                                                    -----------

     Net Unrealized Appreciation on Securities During
      the Period                                                     13,248,258
                                                                    -----------

NET REALIZED AND UNREALIZED GAIN ON SECURITIES                      $25,144,911
                                                                    ===========

NET INCREASE IN NET ASSETS FROM OPERATIONS                          $27,983,113
                                                                    ===========

            Van Kampen American Capital Small Capitalization Fund

                      Statement of Changes in Net Assets
                For the Years Ended October 31, 1996 and 1995




                                                                      Year Ended                Year Ended
                                                                    October 31, 1996          October 31, 1995
FROM INVESTMENT ACTIVITIES:

  Operations:
     Net Investment Income                                            $  2,838,202             $  1,931,971
     Net Realized Gain on Securities                                    11,896,653                7,254,104
     Net Unrealized Appreciation on Securities During the Period        13,248,258               19,737,220
                                                                      ------------             ------------

     Change in Net Assets from Operations                               27,983,113               28,923,295
                                                                      ------------             ------------

  Distributions from:
     Net Investment Income                                              (2,187,156)                (501,439)
     Net Realized Gains on Securities (Note 1)                          (6,520,200)                       0
                                                                      ------------             ------------

     Total Distributions                                                (8,707,356)                (501,439)
                                                                      ------------             ------------

  NET CHANGE IN NET ASSETS FROM INVESTMENT ACTIVITIES                   19,275,757               28,421,856
                                                                      -------------            -------------


FROM CAPITAL TRANSACTIONS (Note 3):

  Proceeds from Shares Sold                                             91,004,000              200,761,987
  Net Asset Value of Shares Issued Through Dividend Reinvestment         8,707,356                  501,439
  Cost of Shares Repurchased                                          (125,124,342)             (49,999,993)
                                                                      ------------             ------------

  NET CHANGE IN NET ASSETS FROM CAPITAL TRANSACTIONS                   (25,412,986)             151,263,433
                                                                      ------------             ------------

TOTAL INCREASE/DECREASE IN NET ASSETS                                   (6,137,229)             179,685,289

NET ASSETS:
     Beginning of the Period                                           200,344,821               20,659,532
                                                                      ------------             ------------

     End of the Period (Including undistributed net investment
      income of $2,414,943 and $1,763,897, respectively)              $194,207,592             $200,344,821
                                                                      ============             ============


                                       Van Kampen American Capital Small Capitalization Fund

                                                       Financial Highlights
                                The following schedule presents financial highlights for one share of the Fund outstanding throughout the periods indicated.

                                                                                          November 23, 1993
                                                                                              (Commencement
                                                                                              of Investment
                                                              Year Ended October 31,         Operations) to
                                                                   1996     1995 (a)   October 31, 1994 (a)
Net Asset Value, Beginning of the Period                    $     12.17   $     9.82     $         10.00
                                                            -----------   ----------      ---------------
     Net Investment Income                                        0.197         0.17                0.21
     Net Realized and Unrealized Gain on Securities               1.968         2.26               (0.37)
                                                            -----------   ----------      ---------------
Total from Investment Operations                                  2.165         2.43               (0.16)
                                                            -----------   ----------      ---------------
Less:
     Distributions from Net Investment Income                     0.133         0.08                0.02
     Distributions from Net Realized Gains on Securities          0.395         0.00                0.00
     (Note 1)
                                                            -----------   ----------      ---------------
Total Distributions                                               0.528        0.08                 0.02
                                                            -----------   ----------      ---------------
Net Asset Value, End of the Period                          $    13.807      $12.17       $         9.82
                                                            ===========   ==========      ===============

Total Return                                                       18.50%     25.00%                1.80%**

Net Assets at End of the Period (In millions)               $      194.2     $200.3       $         20.7

Ratio of Expenses to Average Net Assets *                           0.10%      0.08%                0.30%

Ratio of Net Investment Income to Average Net                       1.45%      1.59%                1.99%

Portfolio Turnover                                                    75%        85%                  34%**

Average Commission Paid Per Equity Share Trade              $     0.0222       ----                 ----


*  The Ratios of Expenses to Average Net Assets and Net Investment Income to Average Net Assets were not affected by the reimbursement of expenses by VKAC.

** Non-Annualized

(a) Based on average shares outstanding.

(b) Represents the average brokerage commission paid per equity share traded during the period for trades where commissions were applicable.  This disclosure was not required in fiscal years prior to 1996.


            Van Kampen American Capital Small Capitalization Fund
                        Notes to Financial Statements
                               October 31, 1996

1.  Significant Accounting Policies

The Van Kampen American Capital Small Capitalization Fund (the "Fund" ) is organized as a Delaware business trust, and is registered as a diversified open-end management investment company under the Investment Company Act of 1940, as amended. The Fund's investment objective is to approximate the performance of the small capitalization sector of the equities market by investing primarily in common stocks of small capitalization companies. The Fund commenced investment operations on November 23, 1993.

     The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


A. Security Valuation - Investments listed or traded on a national securities exchange are stated at value using market quotations as of 2:00PM Eastern Standard Time. Unlisted and listed securities for which the last sale price at 2:00PM Eastern Standard Time is not available are valued at the last reported bid price. Short-term securities with remaining maturities of 60 days or less are valued at amortized cost.


B. Security Transactions - Security transactions are recorded on a trade date basis. Realized gains and losses are determined on an identified cost basis.

     The Fund may invest in repurchase agreements which are short-term investments in which the Fund acquires ownership of a debt security and the seller agrees to repurchase the security at a future time and specific price. The Fund may invest independently in repurchase agreements, or transfer uninvested cash balances into a pooled cash account along with other investment companies advised by Van Kampen American Capital Asset Management, Inc. (the "Adviser" ) or its affiliates, the daily aggregate of which is invested in repurchase agreements. Repurchase agreements are collateralized by the underlying debt security. The Fund will make payment for such securities only upon physical delivery or evidence of book entry transfer to the account of the custodian bank. The seller is required to maintain the value of the underlying security at not less than the repurchase proceeds due the Fund.


C. Investment Income - Dividend income is recorded on the ex-dividend date and interest income is recorded on an accrual basis.


D. Organizational Expenses - The Fund will reimburse Van Kampen American Capital Distributors, Inc. or its affiliates ("collectively VKAC" ) for costs incurred in connection with the Fund's organization in the amount of $62,000. These costs are being amortized on a straight line basis over the 60 month period ending October, 1998. The Adviser has agreed that in the event any of the initial shares of the Fund originally purchased by VKAC are redeemed during the amortization period, the Fund will be reimbursed for any unamortized organizational expenses in the same proportion as the number of shares redeemed bears to the number of initial shares held at the time of redemption.


E. Federal Income Taxes - It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income and gains to its shareholders. Therefore, no provision for federal income taxes is required.

     Net realized gains or losses may differ for financial and tax reporting purposes as a result of the deferral of losses for tax purposes resulting from wash sales.


F. Distribution of Income and Gains - The Fund declares and pays dividends annually from net investment income and net realized gains on securities, if any. Distributions from net realized gains for book purposes may include short-term capital gains, which are included as ordinary income for tax purposes.

2. Investment Advisory Agreement and Other Transactions with Affiliates

The Adviser serves as the investment manager of the Fund, but receives no compensation for its investment management services.

     Certain legal expenses are paid to Skadden, Arps, Slate, Meagher & Flom, counsel to the Fund, of which a trustee of the Fund is an affiliated person.

     For the year ended October 31, 1996, the Fund recognized expenses of approximately $90,400, representing VKAC's cost of providing accounting services to the Fund. These services are provided by VKAC at cost.

     ACCESS Investor Services, Inc. ("ACCESS" ), an affiliate of the Adviser, serves as the shareholder servicing agent for the Fund. For the year ended October 31, 1996, the Fund recognized expenses of approximately $14,800, representing ACCESS' cost of providing transfer agency and shareholder services plus a profit.

     The Adviser has agreed to reimburse the Fund for certain trustees' compensation in connection with the July, 1995 increase in the number of trustees of the Fund. This reimbursement is expected to continue through December 31, 1996.

     Certain officers and trustees of the Fund are also officers and directors of VKAC. The Fund does not compensate its officers or trustees who are officers of VKAC.

     The Fund has implemented deferred compensation and retirement plans for its trustees. Under the deferred compensation plan, trustees may elect to defer all or a portion of their compensation to a later date. The retirement plan covers those trustees who are not officers of VKAC.

     At October 31, 1996, the Fund was owned by two investment companies advised by the Adviser; Van Kampen American Capital Common Sense Trust Growth Fund and Van Kampen American Capital Pace Fund owned 53.4% and 46.6% of the Fund, respectively.


3. Capital Transactions

The Fund is authorized to issue an unlimited number of shares of beneficial interest with a par value of $.01 per share. Fund shares are only available for purchase by Funds for which VKAC serves as investment adviser.

     At October 31, 1996 and 1995, capital aggregated $147,072,447 and $172,485,433, respectively. Transactions in common shares were as follows:


                                    Year Ended           Year Ended
                                    October 31,          October 31,
                                       1996                 1995
                                    -----------          -----------
Beginning Shares                    16,467,558            2,104,130
                                    ----------           ----------
Shares Sold                          6,965,729           18,994,170

Shares Issued Through
  Dividend Reinvestment                731,096               54,151

Shares Redeemed                    (10,098,505)          (4,684,893)
                                    ----------           ----------
Net Increase/Decrease
  in Shares Outstanding             (2,401,680)          14,363,428
                                    ----------           ----------
Ending Shares                       14,065,878           16,467,558
                                    ==========           ==========



4.  Investment Transactions

During the period, the cost of purchases and proceeds from sales of investments, excluding short-term investments, were $143,072,474 and $176,906,152, respectively.

                                     PART C

                               OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements

        Included in the Statement of Additional Information:

           Report of Independent Accountants
           Financial Statements
           Notes to Financial Statements

     (b) Exhibits


          1.1            -- First Amended and Restated Agreement and Declaration of
                            Trust incorporated herein by reference to Form N-1A of
                            Registrant's Amendment No. 5 filed on February 28, 1996.
          1.2            -- Certificate of Amendment incorporated herein by reference to Form N-1A of Registrant's Amendment No. 5 filed on
                            February 28, 1996.
          2              -- Amended and Restated Bylaws incorporated herein by
                            reference to Form N-1A of Registrant's Amendment No. 5
                            filed on February 28, 1996.
          3              -- INAPPLICABLE.
          4              -- Specimen Share Certificate incorporated herein by
                            reference to Form N-1A of Registrant's Amendment No. 4,
                            filed on August 25, 1995.
          5              -- Investment Advisory Agreement.
          6              -- INAPPLICABLE.
          7              -- INAPPLICABLE.
          8.1            -- Custodian Contract.
          8.2            -- Transfer Agency and Servicing Agreement incorporated
                            herein by reference to Form N-1A of Registrant's
                            Amendment No. 5 filed on February 28, 1996.
          9              -- Data Access Services Agreement.
         10              -- INAPPLICABLE. (Omitted pursuant to Item 24(b).)
         11              -- Consent of Independent Accountants.
         12              -- INAPPLICABLE. (Omitted pursuant to Item 24(b).)
         13              -- INAPPLICABLE.
         14              -- INAPPLICABLE.
         15              -- INAPPLICABLE.
         16              -- INAPPLICABLE.
         18              -- INAPPLICABLE.
         27              -- Financial Data Schedule.


ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

     None

ITEM 26. NUMBER OF HOLDERS OF SECURITIES.


                        AS OF FEBRUARY 19, 1997:
                     (1)                                   (2)
               TITLE OF CLASS                    NUMBER OF RECORD HOLDERS
               --------------                    ------------------------
Shares of Beneficial Interest, $0.01 par
  value                                                     12


ITEM 27. INDEMNIFICATION.

     Reference is made to Article 8, Section 8.4 of the Registrant's Agreement and Declaration of Trust.

     Article 8; Section 8.4 of the Agreement and Declaration of Trust provides that each officer and trustee of the Registrant shall be indemnified by the Registrant against all liabilities incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which the officer or trustee may be or may have been involved by reason of being or having been an officer or trustee, except that such indemnity shall not protect any such person against a liability to the Registrant or any shareholder thereof to which such person would otherwise be subject by reason of (i) not acting in good faith in the reasonable belief that such person's actions were not in the best interests of the Trust, (ii) willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, (iii) for a criminal proceeding, not having a reasonable cause to believe that such conduct was unlawful (collectively, "Disabling Conduct"). Absent a court determination that an officer or trustee seeking indemnification was not liable on the merits or guilty of Disabling Conduct in the conduct of his or her office, the decision by the Registrant to indemnify such person must be based upon the reasonable determination of independent counsel or non-party independent trustees, after review of the facts, that such officer or trustee is not guilty of Disabling Conduct in the conduct of his or her office.


     The Registrant has purchased insurance on behalf of its officers and trustees protecting such persons from liability arising from their activities as officers or trustees of the Registrant. The insurance does not protect or purport to protect such persons from liability to the Registrant or to its shareholders to which such officer or trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office.

     Conditional advancing of indemnification monies may be made if the trustee or officer undertakes to repay the advance unless it is ultimately determined that he or she is entitled to the indemnification and only if the following conditions are met: (1) the trustee or officer provides a security for the undertaking; (2) the Registrant is insured against losses arising from lawful advances; or (3) a majority of a quorum of the Registrant's disinterested, non-party trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that a recipient of the advance ultimately will be found entitled to indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

     See "Management of the Fund" in Part A and "Management of the Fund" in the Statement of Additional Information for information regarding the business of the Adviser. For information as to the business, profession, vocation and employment of a substantial nature of directors and officers of the Adviser, reference is made to the Adviser's current Form ADV (File No. 801-1669) filed under the Investment Advisers Act of 1940, as amended, incorporated herein by reference.

ITEM 29. PRINCIPAL UNDERWRITERS.

     INAPPLICABLE

ITEM 30. LOCATION OF ACCOUNTS AND RECORDS.

     All accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder to be maintained (i) by Registrant will be maintained at its offices, located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181, ACCESS Investor Services, Inc., 7501 Tiffany Springs Parkway, Kansas City, Missouri 64153, or at the State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, MA; (ii) by the Adviser, will be maintained at its offices, located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181; and (iii) by the Distributor, the principal underwriter, will be maintained at its offices located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.

ITEM 31. MANAGEMENT SERVICES.

     INAPPLICABLE

ITEM 32. UNDERTAKINGS.

     INAPPLICABLE

                                   SIGNATURE



     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Van Kampen American Capital Small Capitalization Fund, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Oakbrook Terrace, and State of Illinois, on the 28th day of February, 1997.


                                          VAN KAMPEN AMERICAN CAPITAL
                                          SMALL CAPITALIZATION FUND

                                          By    /s/  RONALD A. NYBERG

                                          (Ronald A. Nyberg, Vice President and
                                                        Secretary)

             VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND


               INDEX TO EXHIBITS TO AMENDMENT NO. 6 TO FORM N-1A

             AS SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION

                              ON FEBRUARY 28, 1997



        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------

          5              -- Investment Advisory Agreement.

          8.1            -- Custodian Contract.

          9              -- Data Access Services Agreement.

         11              -- Consent of Independent Accountants.

         27              -- Financial Data Schedule.